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                                                                   EXHIBIT 5.1




              SHEEHAN
              PHINNEY
               BASS +
                GREEN
         PROFESSIONAL
          ASSOCIATION
               [LOGO]                   WRITER'S DIRECT DIAL
     ATTORNEYS AT LAW                      (603) 627-8130

      1000 ELM STREET                       June 4, 1996
        P.O. BOX 3701
           MANCHESTER
        NEW HAMPSHIRE  Healthsource, Inc.
           03105-3701  Two College Park Drive
     FAX 603-627-8121  Hooksett, New Hampshire 03106
         603-668-0300
                       RE:  Form S-3 Registration Statement
      1 HARBOUR PLACE
            SUITE 325  Ladies and Gentlemen:
           PORTSMOUTH
        NEW HAMPSHIRE      We have acted as counsel to Healthsource, Inc., a
           03801-3856  New Hampshire corporation (the "Company"), in
     FAX 603-433-3126  connection with the registration on Form S-3 (the
         603-433-2111  "Registration Statement") under the Securities Act of
                       1933, as amended (the "Securities Act"), of the Company's 143 NORTH MAIN STREET 5% Convertible Subordinated Notes Due 2003 (the "Notes")
           SUITE #103  and the Common Stock, $.10 par value, issuable upon
              CONCORD conversion thereof (the "Common Stock"). The Notes were NEW HAMPSHIRE issued on March 6 and 8, 1996 in transactions exempt from
           03301-5089  the registration requirements of the Securities Act
     FAX 603-224-8899  pursuant to section 4(2) thereof.
         603-223-2020
                           In connection with this opinion, we have examined
                       the Registration Statement. We also have examined originals or duplicates certified to our satisfaction of
                       (i) the Articles of Incorporation, as amended, of the Company, (ii) the By-Laws, as amended, of the Company,
                       (iii) certain resolutions adopted by the Board of Directors of the Company and committees thereof, (iv) the Indenture dated as of March 6, 1996 between the Company and The Bank of New York, as Trustee, (the "Indenture"), under which the Notes were issued, and (v) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have made such investigations of fact and law as we have deemed necessary and relevant as a basis hereof.

                           In expressing this opinion, we have assumed the
                       genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all matters of fact contained therein. We have also assumed that the Indenture is a valid and binding obligation of the Trustee, enforceable as to the Trustee in accordance with its terms.






























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Healthsource, Inc.
June 4,1996
Page 2

         Based on the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of New Hampshire.

2. The Notes constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that enforcement may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

3. The Common Stock issuable upon conversion of the Notes has been duly authorized by the Company and, when isued and delivered upon such conversion in accordance with the terms and provisions of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to (a) the laws of the State of New Hampshire and, with regard to the enforceability of the Notes, the laws of the State of New York, and (b) the laws of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                                            Very truly yours,

                                            SHEEHAN PHINNEY BASS + GREEN,
                                                 PROFESSIONAL ASSOCIATION

                                            By: /s/ Daniel N. Gregoire
                                               -------------------------------
                                                Daniel N. Gregoire